EXHIBIT 9.1

BEAR STEARNS ASSET BACKED SECURITIES I LLC,

as Depositor

SACO I TRUST 2005-GP1,

as Issuer

CITIBANK, N.A.,

as Indenture Trustee

LASALLE BANK NATIONAL ASSOCIATION,

as Master Servicer and Securities Administrator

and

EMC MORTGAGE CORPORATION,

as Seller and Company

SALE AND SERVICING AGREEMENT

Dated as of September 9, 2005

Bear Stearns Asset Backed Securities I LLC

SACO I Trust 2005-GP1,

Mortgage-Backed Notes, Series 2005-GP1

ARTICLE I DEFINITIONS

Section 1.01. Definitions

Section 1.02. Other Definitional Provisions.

ARTICLE II CONVEYANCE OF HELOCS

Section 2.01. Conveyance of HELOCs; Obligation to Fund Advances Under Credit Line Agreements.

Section 2.02. Acceptance of HELOCs by the Issuer.

Section 2.03. Assignment of Interest in the Mortgage Loan Purchase Agreement

Section 2.04. Substitution of HELOCs

Section 2.05. Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

Section 2.06. Representations and Warranties Concerning the Depositor

Section 2.07. Representations and Warranties Regarding the Master Servicer

ARTICLE III ADMINISTRATION AND MASTER SERVICING OF HELOCS

Section 3.01. Master Servicer

Section 3.02. Monitoring of Servicer

Section 3.03. Fidelity Bond

Section 3.04. Power to Act; Procedures

Section 3.05. Due-on-Sale Clauses; Assumption Agreements

Section 3.06. Release of Mortgage Files

Section 3.07. Documents, Records and Funds in Possession of Master Servicer To Be Held for Issuer and Indenture Trustee.

Section 3.08. Standard Hazard Insurance and Flood Insurance Policies.

Section 3.09. Presentment of Claims and Collection of Proceeds

Section 3.10. Maintenance of the Insurance Policies.

Section 3.11. Indenture Trustee to Retain Possession of Certain Insurance Policies and Documents.

Section 3.12. Realization Upon Defaulted HELOCs

Section 3.13. Compensation for the Master Servicer.

Section 3.14. REO Property.

Section 3.15. Annual Officer’s Certificate as to Compliance.

Section 3.16. [Reserved]

Section 3.17. Reports Filed with Securities and Exchange Commission

Section 3.18. UCC

Section 3.19. Optional Purchase of Certain HELOCs.

ARTICLE IV ACCOUNTS

Section 4.01. Protected Accounts

Section 4.02. Master Servicer Collection Account

Section 4.03. Permitted Withdrawals and Transfers from the Master Servicer Collection Account

Section 4.04. Payment Account

Section 4.05. Permitted Withdrawals and Transfers from the Payment Account

Section 4.06. Net WAC Cap Rate Carryover Reserve Account.

Section 4.07. The Certificate Distribution Account.

ARTICLE V THE MASTER SERVICER

Section 5.01. Liabilities of the Master Servicer

Section 5.02. Merger or Consolidation of the Master Servicer.

Section 5.03. Indemnification of the Indenture Trustee, Owner Trustee, the Master Servicer and the Securities Administrator

Section 5.04. Limitations on Liability of the Master Servicer and Others

Section 5.05. Master Servicer Not to Resign

Section 5.06. Successor Master Servicer

Section 5.07. Sale and Assignment of Master Servicing

ARTICLE VI DEFAULT

Section 6.01. Master Servicer Events of Default

Section 6.02. Indenture Trustee to Act; Appointment of Successor

Section 6.03. Notification to Noteholders and the Note Insurer

Section 6.04. Waiver of Defaults

ARTICLE VII MISCELLANEOUS PROVISIONS

Section 7.01. Amendment

Section 7.02. Recordation of Agreement

Section 7.03. Governing Law

Section 7.04. Notices

Section 7.05. Severability of Provisions

Section 7.06. Successors and Assigns

Section 7.07. Article and Section Headings

Section 7.08. Counterparts

Section 7.09. Notice to Rating Agencies and the Note Insurer

Section 7.10. Termination

Section 7.11. No Petition

Section 7.12. No Recourse

Section 7.13. Additional Terms Regarding Indenture

Section 7.14. Third Party Beneficiary

Section 7.15. Limitation of Liability

Section 7.16. Benefit of Agreement

EXHIBITS

Exhibit A	-	Mortgage Loan Schedule
Exhibit B	-	Request for Release of Documents
Exhibit C-1	-	GMAC Servicing Agreement
Exhibit C-2	-	Mortgage Loan Purchase Agreement

SALE AND SERVICING AGREEMENT

Sale and Servicing Agreement dated as of September 9, 2005 (the “Agreement”), among Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, as depositor (the “Depositor”), SACO I Trust 2005-GP1, a Delaware statutory trust, as issuer (the “Issuer”), Citibank, N.A., a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), LaSalle Bank National Association (“LaSalle Bank”), as master servicer (in that capacity, the “Master Servicer”) and as securities administrator (in that capacity, the “Securities Administrator”), and EMC Mortgage Corporation, as seller (in that capacity, the “Seller”) and as company (in that capacity, the “Company”).

PRELIMINARY STATEMENT

WHEREAS, the Seller has acquired the Mortgage Loans from the Originator and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Issuer hereunder for inclusion in the Trust Estate;

WHEREAS, such Mortgage Loans consist of certain home equity lines of credit (“HELOCs”);

WHEREAS, on the Closing Date, the Depositor will acquire the HELOCs from the Seller in consideration for its transfer to the Seller of the Certificates and the proceeds from the sale of the Notes;

WHEREAS, on the Closing Date, the Depositor will acquire the Notes and the Certificates from the Issuer, as consideration for its transfer to the Issuer of the HELOCs and the other property constituting the Trust Estate;

WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuer of the HELOCs and the other property constituting the Trust Estate;

WHEREAS, pursuant to the Indenture, the Issuer will pledge the HELOCs and the other property constituting the Trust Estate to the Indenture Trustee as security for the Notes;

WHEREAS, the HELOCs will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $345,978,146.90.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, each of the Depositor, the Issuer, the Master Servicer, the Securities Administrator, the Seller, the Company and the Indenture Trustee undertakes and agrees to perform their respective duties hereunder as follows:

ARTICLE I

Definitions

Section 1.01.    Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in Appendix A to the Indenture, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02.	Other Definitional Provisions.

(a)          All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)          As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)          The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(d)          The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)          Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Conveyance of HELOCs

Section 2.01.    Conveyance of HELOCs; Obligation to Fund Advances Under Credit Line Agreements.

(a)          As of the Closing Date, in consideration of the Issuer’s delivery of the proceeds from the sale of the Notes, and the Certificates, to the Seller, and concurrently with the execution and delivery of this Agreement, the Seller does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Depositor, without recourse, and the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Issuer, without recourse, in trust, all of its right, title and interest in and to the HELOCs. Such conveyance includes, without limitation, (i) each HELOC, including its principal balance (including the right to make Draws related thereto) and all collections in respect thereof received after the Cut-Off Date (excluding interest collections due on or prior to the Cut-Off Date); (ii) property that secured a HELOC that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the Originator’s rights under the Insurance Policies; (iv) the Master Servicer Collection Account, the Payment Account; and (v) any proceeds of the foregoing and any other property owned by the Trust and all other assets included or to be included in the Issuer for the benefit of Noteholders and the Certificateholders; provided, however, none of the Indenture Trustee, the Securities Administrator, the Master Servicer nor the Issuer assumes or shall assume the obligation under any Credit Line Agreement that provides for the funding of Draws to the Mortgagor thereunder, and none of , the Securities Administrator, the Master Servicer nor the Indenture Trustee shall be obligated or permitted to fund any such Draws. With respect to the HELOCs, Draws shall be part of the related principal balance and are hereby transferred to the Issuer on the Closing Date pursuant to this Section 2.01(a), and are therefore part of the Trust Estate. The Indenture Trustee declares that, subject to the Custodian’s review provided for in Section 2.02, it, or the Custodian on its behalf, has received and shall hold the Trust Estate, as Indenture Trustee, in trust, for the benefit and use of the Noteholders and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuer has issued and delivered the Notes to or upon the order of the Depositor, in exchange for the Trust Estate.

(b)          The Securities Administrator does hereby agree to direct funds from the Class S Cerificateholder account to reimburse Servicer advances made to fund additional draws on the HELOCs. Each additional balance during the Managed Amortization Period shall first be funded from collections of principal deposited in an account managed by the Servicer. On a designated remittance date, as described in the Servicing Agreement, the Servicer shall, to the extent set forth in the Servicing Agreement, then deliver to the holder of the Class S Certificate, with a copy to the Master Servicer, its monthly remittance report, which shall indicate the aggregate additional balance funded by the Servicer. To the extent that the purchase price for any additional balance exceeds such principal amount on deposit in the related collection account on such day, during the Managed Amortization Period, the difference shall be funded by the Class S Certificateholder. During the Rapid Amortization Period, the entire balance of additional draws shall be funded by the Class S Certificateholder. The Holder of the Class S Certificate, by accepting such Certificate, hereby agrees to reimburse the Servicer for such aggregate advances, which is the amount by which the principal balance of the Class S Certificate shall accumulate each month.

(c)          It is agreed and understood by the Seller, the Depositor and the Issuer (and the Depositor so represents and recognizes) that it is not intended that any HELOC to be included in the Trust Estate be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

(d)          In connection with such transfers and assignments of the HELOCs, the Seller shall deliver to, and deposit with, or cause to be delivered to and deposited with, the Indenture Trustee, and/or the Custodian acting on the Indenture Trustee’s behalf, the following documents or instruments with respect to each HELOC so transferred and assigned on or before the Closing Date:

(i)	the original Credit Line Agreement;

(ii)          if such HELOC is not a MERS Mortgage Loan, an original Assignment of Mortgage in blank;

(iii)        (A) if such HELOC is not a MERS Mortgage Loan, the original recorded Mortgage or, if in connection with such HELOC, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Originator shall deliver or cause to be delivered to the Custodian, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, a certification of the Originator, title company, escrow agent or closing attorney stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded, and (B) if such HELOC is a MERS Mortgage Loan, the original Mortgage, noting the presence of the “Mortgage Identification Number” of such MERS Mortgage Loan;

(iv)         if such HELOC is not a MERS Mortgage Loan, if applicable, the original Intervening Assignments, if any, with evidence of recording thereon, showing a complete chain of title to the related Mortgage from the Mortgagor to the related Originator (and endorsed in blank in accordance with clause (ii) above) or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, a certification of the Originator, title company, escrow agent or closing attorney stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

(v)          either a Title Insurance Policy or guaranty title with respect to the related Mortgaged Property;

(vi)	the original of any guaranty executed in connection with such HELOC;

(vii)       the original of each assumption, modification, consolidation or substitution agreement, if any, relating to such HELOC; and

(viii)      any security agreement, chattel mortgage or equivalent instrument executed in connection with the related Mortgage.

(e)          (i) Upon the occurrence of a Recordation Event, the Originator shall submit to the appropriate recording offices Assignments of Mortgage to the Indenture Trustee on behalf of the Trust, which may be blanket assignments if permitted by applicable law, for the HELOCs. In lieu of recording any such Assignments of Mortgage, the Originator may provide to the Indenture Trustee an Opinion of Counsel in a form reasonably acceptable to the Indenture Trustee, to the effect that recordation of an Assignment of Mortgage in the state where the related Mortgaged Property is located is not necessary to protect the interests of the Owner Trustee, the Indenture Trustee or the Securityholders in the related Mortgage. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Originator shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Originator shall submit each such Assignment of Mortgage for recording.

(ii)          In instances where a Title Insurance Policy is required to be delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee under clause (d)(v) above and is not so delivered, the Seller shall provide a copy of such Title Insurance Policy to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(iii)         For HELOCs (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith shall deliver to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to the Servicing Agreement have been so deposited. All original documents that are not delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee shall be held by the Servicer in trust for the benefit of the Indenture Trustee and the Securityholders.

Section 2.02.	Acceptance of HELOCs by the Issuer.

(a)          The Issuer acknowledges the sale, transfer and assignment of the Trust Estate to it by the Depositor and receipt of, subject to further review by the Custodian and the exceptions which may be noted by the Custodian pursuant to the procedures described below, and the Issuer will cause the Custodian to hold, the documents (or certified copies thereof) delivered to the Custodian, pursuant to Section 2.01, and any amendments, replacements or supplements thereto and all other assets of the Trust Estate delivered to it, in trust for the use and benefit of (i) all present and future Holders of the Notes issued pursuant to the Indenture and the Certificates issued pursuant to the Trust Agreement and (ii) the Note Insurer. On the Closing Date, with respect to the HELOCs, in accordance with the Custodial Agreement, the Custodian shall acknowledge with respect to each HELOC by delivery to the Depositor, the Seller, the Master Servicer, the Indenture Trustee, the Note Insurer and the Issuer of an Initial Certification, receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 90 days after the Closing Date (or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Custodian thereof), the Custodian, in accordance with the Custodial Agreement, shall review each Mortgage File delivered to it and shall execute and deliver to the Depositor, the Seller, the Master Servicer, the Indenture Trustee, the Note Insurer, and the Issuer an Interim Certification. In conducting such review, the Custodian will ascertain whether all documents required to be reviewed by it have been executed and received, and based on the Mortgage Loan Schedule, whether the Mortgage Notes relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the HELOCs it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian finds any document constituting part of the Mortgage File has not been executed or received, or is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the HELOCs identified in Exhibit A, or does not conform on its face to the review criteria specified in this Section (a “Material Defect”), the Custodian shall notify the Seller, the Depositor, the Master Servicer, the Issuer and the Indenture Trustee of such Material Defect in writing. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such Material Defect within ninety (90) days from the date of notice from the Indenture Trustee of the defect and if the Seller fails to correct or cure the Material Defect within such period, the Indenture Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement to provide a Substitute HELOC or purchase such HELOC at the Repurchase Price; provided, however, that if such Material Defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase or replace such HELOC if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase or substitution obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Custodian shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(b)          No later than 180 days after the Closing Date, the Custodian, in accordance with the Custodial Agreement, will review the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor, the Seller, the Master Servicer, the Indenture Trustee, the Note Insurer and the Issuer a Final Certification. In conducting such review, the Custodian will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Custodian finds a Material

Defect, the Custodian shall promptly notify the Seller and the Indenture Trustee in writing (provided, however, that with respect to those documents described in subsections (b)(iv), (v) and (vii) of Section 2.01, the Custodian’s obligations shall extend only to the documents actually delivered to the Custodian pursuant to such subsections). In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Custodian or the Indenture Trustee of the Material Defect and if the Seller is unable to cure such Material Defect within such period, and if such Material Defect materially and adversely affects the interests of the Noteholders or Certificateholders in the related HELOC, the Indenture Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement to within 90 days from the Custodian’s or Indenture Trustee’s notification to provide a Substitute Mortgage Loan or purchase such HELOC at the Repurchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase or replace such HELOC, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase or substitution obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Custodian on behalf of the Indenture Trustee shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(c)          In the event that a HELOC is purchased by the Seller in accordance with Subsections 2.02(a) or (b) above, the Seller shall remit to the Master Servicer the Repurchase Price for deposit in the Master Servicer Collection Account and the Seller shall provide to the Master Servicer, Securities Administrator, the Note Insurer and the Indenture Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Master Servicer Collection Account, the Depositor shall notify the Indenture Trustee, the Note Insurer and the Custodian, and the Indenture Trustee (upon receipt of a Request for Release in the form of Exhibit B attached hereto with respect to such HELOC and certification that the Repurchase Price has been deposited in the Master Servicer Collection Account) shall cause the Custodian to release to the Seller the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the HELOC. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is deposited in the Master Servicer Collection Account. The Master Servicer shall amend the Mortgage Loan Schedule, which was previously delivered to it by the Depositor in a form agreed to between the Depositor, the Indenture Trustee and the Custodian, to reflect such repurchase and shall promptly deliver to the Rating Agencies, the Indenture Trustee, the Note Insurer, the Custodian and the Issuer a copy of such amendment. The obligation of the Seller to repurchase or substitute for any HELOC a Substitute Mortgage Loan as to which such a Material Defect in a constituent document exists shall be the sole remedy respecting such Material Defect available to the Issuer, the Noteholders, the Certificateholders or to the Indenture Trustee or Owner Trustee, as applicable, on their behalf.

Section 2.03.    Assignment of Interest in the Mortgage Loan Purchase Agreement. (a) The Depositor hereby assigns to the Issuer, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to the Depositor’s rights and obligations pursuant to the Servicing Agreement (noting that the Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the HELOCs of the Servicer under the Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The Depositor hereby acknowledges that such right, title and interest in the Mortgage Loan Purchase Agreement, will be pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. The obligations of the Seller to substitute or repurchase, as applicable, a HELOC shall be the Issuer’s, the Indenture Trustee’s and the Noteholders’ and the Certificateholder’s sole remedy for any breach thereof. At the request of the Issuer or the Indenture Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Issuer, the Indenture Trustee, the Noteholders and the Certificateholders and shall execute such further documents as the Issuer or the Indenture Trustee may reasonably require in order to enable the Indenture Trustee to carry out such enforcement.

(b)          If the Depositor, the Securities Administrator, the Master Servicer, the Custodian, the Issuer, the Note Insurer or the Indenture Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of the Issuer, the Noteholders, the Certificateholders, the Note Insurer or the Indenture Trustee in the related HELOC, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement, shall purchase the HELOC or any property acquired with respect thereto from the Issuer; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement, and the HELOC or the related property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Seller to the extent not required by law to be paid to the borrower. Any such purchase by the Seller shall be made by providing an amount equal to the Repurchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and written notification detailing the components of such Repurchase Price. The Depositor shall submit to the Indenture Trustee and the Custodian a Request for Release, and the Indenture Trustee shall cause the Custodian to release, upon receipt of certification from the Master Servicer that the Repurchase Price has been deposited in the Master Servicer Collection Account, to the Seller the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Seller, without recourse, representation or warranty as are necessary to vest in the Seller title to and rights under the HELOC or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is deposited in the Master Servicer Collection Account. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly deliver to the Issuer, Indenture Trustee, Securities Administrator, the Note Insurer, the Custodian and the Rating Agencies a copy of such amendment. Enforcement of the obligation of the Seller to purchase (or substitute a Substitute Mortgage Loan for) any HELOC or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer, the Noteholders or the Indenture Trustee on their behalf.

Section 2.04.    Substitution of HELOCs. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a HELOC pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Seller may, no later than the date by which such purchase by the Seller would otherwise be required, tender to the Indenture Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of “Substitute Mortgage Loan” in this Agreement. The Indenture Trustee shall cause the Custodian to examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Indenture Trustee shall cause the Custodian to notify the Seller, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of Section 2.02. Within two Business Days after such notification, the Seller shall provide to the Master Servicer for deposit in the Master Servicer Collection Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the HELOC for which substitution is being made, after giving effect to the Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Seller of the Repurchase Price for the purchase of a HELOC by the Seller. After such notification to the Seller and, if any such excess exists, upon receipt of certification from the Master Servicer that such excess has been deposited in the Master Servicer Collection Account, the Indenture Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a HELOC hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Estate and accrued interest for such month on the HELOC for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller. The Scheduled Principal Balance on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Scheduled Principal Balance on the HELOC for which the substitution is made due on such Due Date shall be the property of the Trust Estate. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Indenture Trustee and the Custodian of a Request for Release for such HELOC), the Indenture Trustee shall cause the Custodian to release to the Seller the related Mortgage File related to any HELOC released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Seller title to and rights under any HELOC released pursuant to the Mortgage Loan Purchase Agreement or this Section 2.04, as applicable. The Seller shall deliver to the Custodian the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement and Subsection 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such HELOC by the Indenture Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Issuer, the Indenture Trustee, the Custodian and the Rating Agencies. Notwithstanding anything to the contrary, no substitution shall occur unless such substitution takes place prior to two years following the Closing Date.

Section 2.05.    Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)          Notwithstanding any contrary provision of this Agreement, with respect to any HELOC that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02, 2.03 or 2.04 shall be made unless the Seller delivers to the Indenture Trustee, the Note Insurer, the Securities Administrator and the Owner Trustee an Opinion of Counsel, addressed to the Indenture Trustee, Note Insurer, Securities Administrator and Owner Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of any REMIC created pursuant to the Indenture or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created pursuant to the Indenture to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding. Any HELOC as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02, 2.03 or 2.04) upon the earlier of (a) the occurrence of a default or imminent default with respect to such HELOC and (b) receipt by the Indenture Trustee and Owner Trustee of an Opinion of Counsel addressed to the Indenture Trustee, Note Insurer and Owner Trustee to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)          Upon discovery by the Depositor, the Seller or the Master Servicer that any HELOC does not constitute a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Indenture Trustee, Note Insurer and Owner Trustee. In connection therewith, the Indenture Trustee and Owner Trustee shall require the Seller, at its option, to either (i) substitute, if the conditions in Section 2.04 with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected HELOC, or (ii) repurchase the affected HELOC within 90 days of such discovery in the same manner as it would a HELOC for a breach of representation or warranty in accordance with Section 2.03. The Indenture Trustee shall reconvey to the Seller the HELOC to be released pursuant hereto (and the Custodian shall deliver the related Mortgage File) in the same manner, and on the same terms and conditions, as it would a HELOC repurchased for breach of a representation or warranty in accordance with Section 2.03.

Section 2.06.    Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Issuer, the Indenture Trustee, the Note Insurer, the Master Servicer and the Securities Administrator as follows:

(i)           the Depositor (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign company to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)          the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)        the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of formation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)         the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)          this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)         there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement; or

(vii)       with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(viii)      immediately prior to the transfer and assignment to the Issuer, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such HELOC to the Issuer free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

Section 2.07.   Representations and Warranties Regarding the Master Servicer. The Master Servicer represents and warrants to the Issuer, the Depositor, the Seller, the Note Insurer, and the Indenture Trustee for the benefit of the Noteholders, as follows:

(i)           The Master Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer or the validity or enforceability of this Agreement;

(ii)          The Master Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)        The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv)         The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the certificate of incorporation or bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

(v)          No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Master Servicer), or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Agreement or the Notes or the Certificates which, to the knowledge of the Master Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

The foregoing representations and warranties shall survive any termination of the Master Servicer hereunder.

Section 2.08.    Assignment of Agreement. The Seller, the Depositor and the Master Servicer hereby acknowledge and agree that the Issuer may assign its interest under this Agreement to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, as may be required to effect the purposes of the Indenture, without further notice to, or consent of, the Seller, the Depositor or the Master Servicer, and the Indenture Trustee shall succeed to such of the rights of the Issuer hereunder as shall be so assigned. The Issuer shall, pursuant to the Indenture, assign all of its right, title and interest in and to the HELOCs and its right to exercise the remedies created by Article II of this Agreement for breaches of the representations, warranties, agreements and covenants of the Seller contained in the Mortgage Loan Purchase Agreement, to the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer. The Seller agrees that, upon such assignment to the Indenture Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Indenture Trustee and the Note Insurer, and the Indenture Trustee may enforce, without joinder of the Depositor or the Issuer, the repurchase obligations of the Seller set forth herein and in the Mortgage Loan Purchase Agreement with respect to breaches of such representations, warranties, agreements and covenants. Any such assignment to the Indenture Trustee shall not be deemed to constitute an assignment to the Indenture Trustee of any obligations or liabilities of the Issuer under this Agreement.

ARTICLE III

Administration and Master Servicing of HELOCs

Section 3.01.   Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligations of the Servicer to service and administer the HELOCs in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive and review certain reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the Servicing Agreement. The Master Servicer shall monitor the Servicer’s servicing activities with respect to the HELOCs, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 7.03 of the Indenture, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its HELOC monitoring with the actual remittances of the Servicer pursuant to the Servicing Agreement.

The Indenture Trustee shall furnish the Servicer and the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer and the Master Servicer to master service the related HELOCs and REO Property. The Indenture Trustee shall not be liable for the Servicer’s or the Master Servicer’s use or misuse of such powers of attorney.

The Master Servicer, Securities Administrator and Indenture Trustee shall provide access to the records and documentation in their possession regarding the related HELOCs and REO Property to the Noteholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Master Servicer, Securities Administrator and Indenture Trustee, as the case may be; provided, however, that, unless otherwise required by law, the Master Servicer, Securities Administrator and Indenture Trustee shall not be required to provide access to such records and documentation to the Noteholders if the provision thereof would violate the legal right to privacy of any Mortgagor. The Master Servicer, Securities Administrator and Indenture Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Master Servicer, Securities Administrator and Indenture Trustee’s actual costs.

The Indenture Trustee at the request of the Servicer or Master Servicer shall execute and deliver to the Servicer or the Master Servicer, as the case may be, any court pleadings, requests for trustee’s sale or other documents necessary or reasonably desirable to (i) effect the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) take any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

Section 3.02.     Monitoring of Servicer. (a) In the review of the Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to such Servicer’s compliance with the terms of the Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the Servicing Agreement, or that a notice should be sent pursuant to the Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Issuer, the Securities Administrator, the Note Insurer and the Indenture Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)          The Master Servicer, for the benefit of the Issuer, the Indenture Trustee, the Noteholders, the Certificateholders and the Note Insurer, shall enforce the obligations of the Servicer under the Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related HELOCs or cause the Issuer and the Indenture Trustee to enter into a new Servicing Agreement with a successor servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related HELOCs. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)          To the extent that the costs and expenses of the Master Servicer related to any termination of the Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to the Servicing Agreement (including, without limitation, (i) all out of pocket legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of a Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the HELOCs in accordance with the Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account.

(d)          The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the Servicing Agreement.

(e)          If the Master Servicer acts as a Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

(f)           No later than four (4) Business Days prior to each Distribution Date, the Master Servicer shall provide data to the Securities Administrator (in a format mutually agreed upon) sufficient for the Securities Administrator to make distributions on the Certificates and prepare the monthly statement to Certificateholders.

Section 3.03.     Fidelity Bond. The Master Servicer, at its expense, shall (i) maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder or (ii) self insure if LaSalle Bank National Association maintains with any Rating Agency the equivalent of a long term unsecured debt rating of “A”. The errors and omissions insurance policy and the fidelity bond referred to in (i) above shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.04.     Power to Act; Procedures. The Master Servicer shall master service the HELOCs and shall have full power and authority to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the HELOCs, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Issuer, Noteholders and the Indenture Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any HELOC, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable; provided, however that no such action shall result in a "significant modification" pursuant to Treasury regulation section 1.860G-2(b).. The Indenture Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the HELOCs or the Mortgaged Property, in accordance with the Servicing Agreement and this Agreement, and the Indenture Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the HELOCs and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Indenture Trustee shall have no liability for use or misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Indenture Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Indenture Trustee or that the Indenture Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Indenture Trustee in the appointment of a co-trustee pursuant to Section 6.11 of the Indenture. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Issuer or the Indenture Trustee, be deemed to be the agent of the Issuer or the Indenture Trustee.

Section 3.05.    Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the Servicing Agreement, to the extent HELOCs contain enforceable due-on-sale clauses, the Master Servicer shall enforce the obligation of the Servicer to enforce such clauses in accordance with the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a HELOC is assumed, the original Mortgagor may be released from liability in accordance with the Servicing Agreement.

Section 3.06.     Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any HELOC, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Noteholders on the next Payment Date, the Servicer will, if required under the Servicing Agreement, promptly furnish to the Indenture Trustee and the Custodian two copies of a certification substantially in the form of Exhibit B hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by such Servicer pursuant to the Servicing Agreement have been so deposited) and shall request that the Indenture Trustee deliver or cause the Custodian to deliver to such Servicer the related Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release or cause the Custodian to release the related Mortgage File to the Servicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the HELOC, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)          From time to time and as appropriate for the servicing or foreclosure of any HELOC and in accordance with the Servicing Agreement, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Servicer or the Master Servicer (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings. The Indenture Trustee shall, upon the request of the Servicer or the Master Servicer, and delivery to the Indenture Trustee and the Custodian, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit B (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release or cause the Custodian to release the related Mortgage File held in its or the Custodian’s possession or control to the Servicer or the Master Servicer, as applicable. The Servicer or the Master Servicer shall be obligated to return the Mortgage File to the Indenture Trustee or the Custodian when the need therefor by such Servicer or the Master Servicer, as it reasonably determines, no longer exists unless the HELOC shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Indenture Trustee or the Custodian to the Servicer or the Master Servicer.

Section 3.07.    Documents, Records and Funds in Possession of Master Servicer To Be Held for Issuer and Indenture Trustee.

(a)          The Master Servicer shall transmit and the Servicer (to the extent required by the Servicing Agreement) shall transmit to the Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof, or in the case of the Servicer, the Servicing Agreement, to be delivered to the Indenture Trustee. Any funds received by the Master Servicer or by the Servicer in respect of any HELOC or which otherwise are collected by the Master Servicer or by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any HELOC shall be held for the benefit of the Issuer, the Indenture Trustee and the Owner Trustee subject to the Master Servicer’s right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Compensation and other amounts provided in this Agreement and the right of the Servicer to retain its Servicing Fee and other amounts as provided in the Servicing Agreement. The Master Servicer shall, and (to the extent provided in the Servicing Agreement) shall enforce the obligation of the Servicer to, provide access to information and documentation regarding the HELOCs to the Issuer, the Securities Administrator, the Indenture Trustee, and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Noteholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)          All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any HELOCs, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Issuer, the Indenture Trustee, the Noteholders and the Certificateholders shall be and remain the sole and exclusive property of the Issuer, subject to the pledge to the Indenture Trustee; provided, however, that the Master Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

Section 3.08.	Standard Hazard Insurance and Flood Insurance Policies.

(a)          For each HELOC, the Master Servicer shall enforce any obligation of the Servicer under the Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)          Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicer or the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicing Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.02 and 4.03. Any cost incurred by the Master Servicer or the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the HELOC where the terms of the HELOC so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Noteholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02 and 4.03.

Section 3.09.     Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the Servicing Agreement) cause the Servicer to prepare and present on behalf of the Issuer, the Indenture Trustee, the Noteholders and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related HELOC to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.10.	Maintenance of the Insurance Policies.

(a)          The Master Servicer shall enforce any provision under the Servicing Agreement prohibiting the Servicer from taking any action that would result in noncoverage under any applicable Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to enforce any obligation of the Servicer under the Servicing Agreement to keep in force and effect (to the extent that the HELOC requires the Mortgagor to maintain such insurance), insurance applicable to each HELOC in accordance with the provisions of this Agreement and the Servicing Agreement. The Master Servicer shall enforce any provision under the Servicing Agreement prohibiting the Servicer from canceling or refusing to renew any such Insurance Policy that is in effect at the date of the initial issuance of the HELOC and is required to be kept in force thereunder except in accordance with the provisions of the Servicing Agreement.

(b)          The Master Servicer agrees to cause the Servicer (to the extent required under the Servicing Agreement) to present, on behalf of the Issuer, the Indenture Trustee, the Certificateholders and the Noteholders, claims to the insurer under any Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any

Insurance Policies respecting defaulted HELOCs. Pursuant to Section 4.01 and 4.02, any amounts collected by the Master Servicer or the Servicer under any Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Sections 4.02 and 4.03.

Section 3.11.     Indenture Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Indenture Trustee shall retain or shall cause the Custodian to retain possession and custody of the originals (to the extent available) of any Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Notes have been distributed in full and the Indenture has been satisfied and discharged in accordance with the Indenture, the Indenture Trustee shall also retain, or shall cause the Custodian to retain, possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, upon the execution or receipt thereof the originals of any Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.12.     Realization Upon Defaulted HELOCs. For each HELOC that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, the Master Servicer shall enforce the obligation of the Servicer (to the extent required under the Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such HELOCs, all in accordance with the Servicing Agreement. Pursuant to the Servicing Agreement, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or sale; provided, however, that such costs and expenses will be recoverable as servicing advances by the Servicer as contemplated in the Servicing Agreement.

Section 3.13.	Compensation for the Master Servicer.

On each Payment Date the Master Servicer will be entitled to all income and gain realized from any investment of funds in the Master Servicer Collection Account, pursuant to Article IV, for the performance of its activities hereunder (the “Master Servicer Compensation”). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as otherwise provided in this Agreement.

Section 3.14.	REO Property.

(a)          In the event the Trust Estate acquires ownership of any REO Property in respect of any related HELOC, the deed or certificate of sale shall be issued to the Indenture Trustee, or to its nominee, on behalf of the Noteholders. The Master Servicer shall, to the extent provided in the Servicing Agreement, enforce any obligation of the Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of the Servicing Agreement, as applicable, but in all events subject to the requirements in clause (e) below. Pursuant to its efforts to sell such REO Property, the Master Servicer shall enforce the obligation of the Servicer to protect and conserve, such REO Property in the manner and to the extent required by the Servicing Agreement.

(b)          The Master Servicer shall, to the extent required by the Servicing Agreement, enforce the obligation of the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)          To the extent provided in the Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the Protected Account on or prior to the Servicer Remittance Date in the month following receipt thereof and, net of any payment to the Servicer as provided in the Servicing Agreement, be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Master Servicer Collection Account on the Servicer Remittance Date.

(d)          Notwithstanding any other provision of this Agreement, in the event that the Trust Estate acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a HELOC, the Master Servicer shall dispose of, or cause to be disposed, such Mortgaged Property prior to three years after its acquisition by the Trust Estate or, at the expense of the Trust Estate, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Indenture Trustee, the Note Insurer and the Owner Trustee shall have been supplied with an Opinion of Counsel addressed to the Indenture Trustee, the Securities Administrator, the Note Insurer and the Owner Trustee (such opinion not to be an expense of the Indenture Trustee, the Securities Administrator, the Note Insurer or the Owner Trustee) to the effect that the holding by the Trust Estate of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” as defined in section 860F of the Code of any REMIC created pursuant to the Indenture or cause any REMIC created pursuant to the Indenture to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding, in which case the Trust Estate may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Estate shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Estate in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC created pursuant to the Indenture to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Master Servicer or applicable Servicer has agreed to indemnify and hold harmless the Trust Estate with respect to the imposition of any such taxes.

Section 3.15.	Annual Officer’s Certificate as to Compliance.

(a)          The Master Servicer shall deliver to the Issuer, the Indenture Trustee, the Note Insurer, the Securities Administrator and the Rating Agencies on or before March 20th of each year, commencing on March 20, 2006, an Officer’s Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Master Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Master Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Master Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Master Servicing Officer to lead such Master Servicing Officer to believe that the Master Servicer has failed to perform any of its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Master Servicing Officer and the nature and status thereof.

(b)          Copies of such statements shall be provided to any Noteholder, Certificateholder or the Note Insurer upon request, by the Master Servicer or by the Securities Administrator at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Securities Administrator with such statement or (ii) the Securities Administrator shall be unaware of the Master Servicer’s failure to provide such statement).

Section 3.16.	[Reserved]

Section 3.17.    Reports Filed with Securities and Exchange Commission. Within 15 days after each Payment Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K (or other comparable Form containing the same or comparable information or other information mutually agreed upon) with a copy of the statement to the Noteholders for such Payment Date as an exhibit thereto. Prior to January 30 in any year, the Securities Administrator shall, in accordance with industry standards and unless instructed otherwise the Depositor, file a Form 15 Suspension Notice with respect to the Trust Estate, if applicable. Prior to (i) March 15, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of the Servicer, in each case, required to be delivered pursuant to the Servicing Agreement and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 3.15. On or prior to (i) March 31, 2006, or such earlier filing date as may be required by the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, or such earlier filing date as may be required by the Commission, the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Estate. The Depositor agrees to promptly furnish to the Securities

Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the HELOCs as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.17; provided, however, the Securities Administrator will cooperate with the Depositor and the Issuer in connection with any additional filings with respect to the Trust Estate as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Fees and expenses incurred by the Securities Administrator in connection with this Section 3.17 shall not be reimbursable from the Trust Estate.

Section 3.18.     UCC. The Depositor shall inform the Securities Administrator in writing of any Uniform Commercial Code financing statements that were filed on the Closing Date in connection with the Trust Estate with stamped recorded copies of such financing statements to be delivered to the Securities Administrator promptly upon receipt by the Depositor. If directed by the Depositor in writing, the Securities Administrator will execute any continuation statements prepared by the Depositor and deliver them as directed solely at the expense of the Depositor. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 3.19.	Optional Purchase of Certain HELOCs.

(a)          With respect to any HELOC which as of the first day of a Calendar Quarter is delinquent in payment by 90 days or more or is an REO Property, the Class E Certificateholder shall have the right to purchase such HELOC from the Trust Estate at a price equal to the Repurchase Price; provided however (i) that such HELOC is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Calendar Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the HELOC thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Calendar Quarter.

(b)          If at any time the Class E Certificateholder remits to the Master Servicer a payment for deposit in the Master Servicer Collection Account covering the amount of the Repurchase Price for a HELOC in accordance with Section 3.19(a) above, and the Master Servicer provides to the Indenture Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Master Servicer Collection Account, then the Indenture Trustee shall execute the assignment of such HELOC to the Class E Certificateholder, without recourse, representation or warranty and the Class E Certificateholder shall succeed to all of the Indenture Trustee’s right, title and interest in and to such HELOC, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Class E Certificateholder will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Issuer, the Indenture Trustee, the Noteholders or the Certificateholders with respect thereto.

Section 3.20.    Information Required by the Internal Revenue Service Generally and Reports of Foreclosures and Abandonment’s of Mortgaged Property. To the extent set forth in the Servicing Agreement, the Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer shall make reports of foreclosures and abandonment’s of any mortgaged property for each year beginning in 2005, the Servicer shall, to the extent set forth in the Servicing Agreement, file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trust acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a HELOC, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall, to the extent set forth in the Servicing Agreement, be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J.

ARTICLE IV

Accounts

Section 4.01.     Protected Accounts. (a) The Master Servicer shall enforce the obligation of the Servicer under the Servicing Agreement to establish and maintain a Protected Account in accordance with the Servicing Agreement, with records to be kept with respect thereto on a HELOC by HELOC basis, into which account shall be deposited within two (2) Business Days (or as of such other time specified in the Servicing Agreement) of receipt, all collections of principal and interest on any HELOC and any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer’s own funds (less servicing compensation as permitted by the Servicing Agreement) and all other amounts to be deposited in the related Protected Account. Each Protected Account shall be an Eligible Account. The Servicer is authorized under the Servicing Agreement to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by the Servicing Agreement. To the extent provided in the Servicing Agreement, the Protected Account shall be held by a Designated Depository Institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of the Noteholders.

To the extent set forth in the Servicing Agreement, the Servicer will establish and maintain one or more custodial accounts (referred to herein as “Protected Accounts”) into which it will deposit daily or at such other time as specified in the Servicing Agreement, all collections of principal and interest on any HELOCs, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and Subsequent Recoveries, less the applicable servicing fee. All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreement and shall meet the requirements of the rating agencies.

(a)          On the date specified in the Servicing Agreement, the Servicer will withdraw from its Protected Account amounts on deposit therein and will remit them to the Master Servicer for deposit in the Master Servicer Collection Account.

(b)          To the extent provided in the Servicing Agreement, amounts on deposit in the Protected Account may be invested in Permitted Investments in the name of the Indenture Trustee for the benefit of Noteholders and Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders and Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent required by the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Payment Date on which the moneys so invested are required to be distributed to the Noteholders and Certificateholders.

(b)          To the extent required by the Servicing Agreement, on or before the Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from its Protected Account and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the HELOCs due on or before the Cut-off Date):

(i)           Scheduled Payments on the HELOCs received or any related portion thereof advanced by the Servicer pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

(ii)          Principal Prepayments in full and any Liquidation Proceeds received by the Servicer with respect to the HELOCs in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fee; and

(iii)         Principal Prepayments in part received by GMAC Mortgage Corporation for the HELOCs in the related Prepayment Period.

(c)          To the extent set forth in the Servicing Agreement, withdrawals may be made from the Protected Account to make remittances as described in Section 4.01(c); to reimburse the Servicer for unreimbursed Servicing Advances which have been recovered by subsequent collections from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of the Servicing Agreement. As provided in Sections 4.01(a) certain amounts otherwise due to the Servicer may be retained by it and need not be remitted to the Master Servicer for deposit in the Master Servicer Collection Account.

Section 4.02.    Master Servicer Collection Account. (a) The Master Servicer shall establish and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account shall be an Eligible Account. The Master Servicer will deposit in the Master Servicer Collection Account as received by the Master Servicer, the following amounts:

(i)	Any amounts withdrawn from the Protected Account;

(ii)          Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in the Protected Account;

(iii)        The Repurchase Price with respect to any HELOCs purchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 hereof, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of a Repurchase Price in connection with the tender of a Substitute Mortgage Loan by the Seller and the Repurchase Price with respect to any HELOCs purchased by the Class E Certificateholder pursuant to Section 3.19;

(iv)         Any amounts required to be deposited by the Master Servicer with respect to losses on investments of deposits in the Master Servicer Collection Account or Payment Account; and

(v)          Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

(b)          All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Indenture Trustee in trust for the benefit of the Noteholders and the Note Insurer in accordance with the terms and provisions of this Agreement and the Indenture. The requirements for crediting the Master Servicer Collection Account or the Payment Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii), (iii), (iv), (vi), and (vii), need not be credited by the Master Servicer or the Servicer to the Master Servicer Collection Account or remitted by the Master Servicer or Servicer to the Securities Administrator for deposit in the Payment Account, as applicable. In the event that the Master Servicer shall remit or cause to be remitted to the Securities Administrator for deposit to the Payment Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c)          The amount at any time credited to the Master Servicer Collection Account may be invested, in the name of the Indenture Trustee, or its nominee, for the benefit of the Noteholders, Certificateholders and the Note Insurer, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Payment Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Collection Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Collection Account. The risk of loss of moneys required to be distributed to the Noteholders and Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Payment Date on which the moneys so invested are required to be distributed to the Noteholders.

Section 4.03.    Permitted Withdrawals and Transfers from the Master Servicer Collection Account.  (a) The Master Servicer will, from time to time on demand of the Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreement. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 7.10 and remove amounts from time to time deposited in error.

(b)          On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) any expenses, costs and liabilities recoverable by the Master Servicer or the Securities Administrator pursuant to Sections 3.02 and 5.04 hereof and Section 6.07 of the Indenture and (ii) any amounts payable to the Master Servicer as set forth in Section 3.13; provided however, that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 5.03.

(c)          No later than 3:00 p.m. New York time on each Payment Account Deposit Date, the Master Servicer will transfer all Available Funds on deposit in the Master Servicer Collection Account with respect to the related Payment Date to the Securities Administrator for deposit in the Payment Account.

Section 4.04.     Payment Account. (a) The Securities Administrator shall establish and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, and in the name of the Certificate Paying Agent, for the benefit of the Certificateholders, the Payment Account as a segregated trust account or accounts.

(b)          All amounts deposited to the Payment Account shall be held by the Securities Administrator in the name of the Indenture Trustee in trust for the benefit of the Noteholders and the Note Insurer, and in the name of the Certificate Paying Agent for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

(c)          The Payment Account shall constitute a non-interest bearing trust account of the Trust Estate segregated on the books of the Securities Administrator and held by the Securities Administrator in trust, and the Payment Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator). The Payment Account shall be an Eligible Account.

(d)          The amount at any time credited to the Payment Account shall be (i) held in cash or (ii) invested, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, and in the name of the Securities Administrator, for the benefit of the Certificateholders, but only in Permitted Investments as directed by Securities Administrator. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Payment Date if the obligor for such Permitted Investment is the Securities Administrator, or if such obligor is any other Person, the Business Day preceding such Payment Date. All investment earnings on amounts on deposit in the Payment Account or benefit from funds uninvested therein from time to time shall be for the account of the Securities Administrator. The Securities Administrator shall withdraw all investment earnings from the Payment Account on each Payment Date. If there is any loss on a Permitted Investment, the Securities Administrator shall deposit the amount of the loss in the Payment Account.

(e)          The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) servicing as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 4.05.

Section 4.05.     Permitted Withdrawals and Transfers from the Payment Account. (a) The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Payment Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Indenture, this Agreement and the Servicing Agreement or as the Securities Administrator has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account as certified by the Securities Administrator in accordance with the terms of this Agreement) but not in any order of priority:

(i)           to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular HELOC for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such HELOC;

(ii)          to reimburse the Master Servicer or the Servicer from Insurance Proceeds relating to a particular HELOC for insured expenses incurred with respect to such HELOC and to reimburse the Master Servicer or the Servicer from Liquidation Proceeds from a particular HELOC for Liquidation Expenses incurred with respect to such HELOC; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a HELOC to the extent that (i) any amounts with respect to such HELOC were paid as Excess Liquidation Proceeds pursuant to clause (viii) of this Subsection 4.05 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iii)        to pay the Master Servicer as set forth in Section 3.13; provided however, that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 5.03;

(iv)         to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.02, 5.04(c) and (d), to the extent that the Master Servicer has not already reimbursed itself for such amounts from the Master Servicer Collection Account;

(v)	[Reserved]

(vi)         to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(vii)       to reimburse or pay the Indenture Trustee, the Owner Trustee, the Master Servicer and the Securities Administrator any amounts due or expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement, the Indenture, the Custodial

Agreement, the Administrative Agreement and the Trust Agreement, to the extent such amounts have not already been previously paid or reimbursed to such party from the Master Servicer Collection Account;

(viii)	to remove amounts deposited in error; and
(ix)	to clear and terminate the Payment Account pursuant to Section 7.10.

(b)          The Master Servicer shall keep and maintain separate accounting, on a HELOC by HELOC basis, for the purpose of accounting for any reimbursement from the Payment Account pursuant to subclauses (i) through (iv) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Payment Account under Section 4.02(b).

(c)          On each Payment Date, pursuant to Section 3.03 of the Indenture, the Securities Administrator shall distribute the Available Funds to the extent on deposit in the Payment Account to the Holders of the Notes and to the Certificate Paying Agent for distribution to the Certificates, in accordance with Section 3.03 of the Indenture.

Section 4.06.	Net WAC Cap Rate Carryover Reserve Account.

(a)          On or before the Closing Date, the Securities Administrator shall establish a Net WAC Cap Rate Carryover Reserve Account on behalf of the Holders of the Notes. On the Closing Date, the Depositor shall cause an amount equal to the Net WAC Cap Rate Carryover Reserve Account Deposit to be deposited in the Net WAC Cap Rate Carryover Reserve Account. The Net WAC Cap Rate Carryover Reserve Account shall be an Eligible Account. The Net WAC Cap Rate Carryover Reserve Account shall be entitled “Net WAC Cap Rate Carryover Reserve Account, LaSalle Bank National Association, as Securities Administrator, on behalf of Citibank, N.A., as Indenture Trustee, for the benefit of the Holders of SACO I Trust, 2005-GP1, Mortgage-Backed Notes, Series 2005-GP1”. On each Payment Date as to which there is a Net WAC Cap Rate Carryover Amount payable to any Class of Notes, the Securities Administrator shall deposit the amounts distributable pursuant to Sections 3.03(a)(8), 3.03(b)(6) and 3.03(c)(6) of the Indenture into the Net WAC Cap Rate Carryover Reserve Account and the Securities Administrator has been directed by the Class E Certificateholder to distribute amounts in the Net WAC Cap Rate Carryover Reserve Account to the Holders of the applicable Class of Notes in the priorities set forth in Sections 3.03(a)(8), 3.03(b)(6) and 3.03(c)(6) of the Indenture. Any amount paid to the Holders of Notes pursuant to the preceding sentence in respect of Net WAC Cap Rate Carryover Amounts shall be treated as distributed to the Class E Certificateholder in respect of the Class E Certificates and paid by the Class E Certificateholder to the applicable Holders of Notes. Any payments to the Holders of Notes in respect of Net WAC Cap Rate Carryover Amounts pursuant to the second preceding sentence shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Section 860(G)(a)(1) of the Code.

(b)          The Net WAC Cap Rate Carryover Reserve Account is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Estate but not an asset of any REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Net WAC Cap Rate Carryover Reserve Account. The Class E Certificateholder shall be the beneficial owner of the Net WAC Cap Rate Carryover Reserve Account, subject to the power of the Securities Administrator to transfer amounts under Section 4.04. Amounts in the Net WAC Cap Rate Carryover Reserve Account shall, at the written direction of the Class E Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. In the absence of written instructions, amounts on deposit in the Net WAC Cap Rate Carryover Reserve Account shall remain uninvested. All net income and gain from such investments shall be distributed to the Class E Certificateholders, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Net WAC Cap Rate Carryover Reserve Account shall be taxable to the Class E Certificateholder. Any losses on such investments shall be deposited in the Net WAC Cap Rate Carryover Reserve Account by the Class E Certificateholder out of its own funds immediately as realized.

Section 4.07.	The Certificate Distribution Account.

(a)          The Securities Administrator, for the benefit of the Certificateholders, shall establish and maintain in the name of the Securities Administrator on behalf of the Certificateholders an account (the “Certificate Distribution Account”) entitled “Certificate Distribution Account, LaSalle Bank National Association, as Securities Administrator, in trust for the holders of SACO I Trust 2005-GP1, Certificates.” The Certificate Distribution Account may be a subaccount of the Payment Account

(b)          On each Payment Date, the Securities Administrator shall withdraw from the Payment Account all amounts required to be deposited in the Certificate Distribution Account pursuant to Section 4.05 and (vi) and deposit such amount into the Certificate Distribution Account. On each Payment Date, the Securities Administrator shall distribute all amounts on deposit in the Certificate Distribution Account to the Certificateholders in respect of the Certificates as provided in the Trust Agreement. On the Payment Date on which the Note Balance is reduced to zero, the Securities Administrator shall distribute all amounts remaining on deposit in the Certificate Distribution Account to the Certificateholders in respect of the Certificates in order to clear and terminate the Certificate Distribution Account in connection with the termination of this Agreement.

(c)          All distributions made on the Certificates shall be made by wire transfer of immediately available funds to the account of such Certificateholders. The final distribution on the Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the location specified in the notice to the Certificateholders of such final distribution.

(d)          The Securities Administrator may (but is under no obligation to) invest, or cause to be invested, funds held in the Certificate Distribution Account in Eligible Investments (which may be obligations of the Securities Administrator). All such investments must be payable on demand or mature no later than one Business Day prior to the next Payment Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Securities Administrator (in its capacity as such) or its nominee. The amount of any losses incurred in respect of any such investments shall be paid by the Securities Administrator for deposit in the Certificate Distribution Account out of its own funds, without any right of reimbursement therefore, immediately as realized. All income and gain realized from any such investment shall be compensation to the Securities Administrator and shall be subject to its withdrawal on order from time to time.

ARTICLE V

The Master Servicer

Section 5.01.    Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 5.02.	Merger or Consolidation of the Master Servicer.

(a)          The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Notes or any of the HELOCs and to perform its duties under this Agreement.

(b)          Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 5.03.    Indemnification of the Indenture Trustee, Owner Trustee, the Master Servicer and the Securities Administrator. The Master Servicer agrees to indemnify the Indenture Trustee, Owner Trustee, Note Insurer and Securities Administrator (each an “Indemnified Person”) for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action relating to this Agreement (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as to any such loss, liability or expense that shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action, the Indemnified Person shall have given the Master Servicer and the Depositor written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof. The Master Servicer’s failure to receive any such notice shall not affect an Indemnified Persons’ right to indemnification hereunder, except to the extent the Master Servicer is materially prejudiced by such failure to give notice. This indemnity shall survive the resignation or removal of the Indenture Trustee, Owner Trustee, Note Insurer, Master Servicer and the Securities Administrator and the termination of this Agreement. The Seller agrees to indemnify the Owner Trustee for any loss, liability or expense for which the Depositor is required to indemnify the Owner Trustee pursuant to Section 7.02 of the Trust Agreement, other than

(x) any loss liability or expense required to be covered by the Master Servicer pursuant to this Section 5.03 and (y) any loss, liability or expense already paid by the Depositor in accordance with Section 7.02 of the Trust Agreement.

Section 5.04.     Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 5.03:

(a)          Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Estate or the Noteholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)          The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)          The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust Estate and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to, or the performance of its obligation under, this Agreement, the Indenture, the Custodial Agreement, the Notes, the Assignment Agreement or the Servicing Agreement (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or (ii) any such loss, liability or expense incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

(d)          The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement, the Trust Agreement or the Indenture and the rights and duties of the parties hereto and the interests of the Noteholders and Certificateholders hereunder and thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.03. Nothing in this Subsection 5.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the HELOCs pursuant to Subsection 3.01.

(e)          In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust Estate might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give written notice to the Indenture Trustee if it has notice of such potential liabilities.

(f)	The Master Servicer shall not be liable for any acts or omissions of the Servicer.

Section 5.05.    Master Servicer Not to Resign. Except as provided in Section 5.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel addressed to the Indenture Trustee, the Note Insurer, the Securities Administrator and the Issuer to such effect delivered to the Indenture Trustee, the Note Insurer and the Issuer. No such resignation by the Master Servicer shall become effective until the Company or the Indenture Trustee or a successor to the Master Servicer reasonably satisfactory to the Indenture Trustee, the Note Insurer and Company shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 6.02 hereof. The Indenture Trustee shall notify the Rating Agencies of the resignation of the Master Servicer. Any resignation of the Master Servicer shall result in the automatic resignation of the Securities Administrator.

Section 5.06.    Successor Master Servicer. In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Company or the Indenture Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the HELOCs as the Company or the Indenture Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

Section 5.07.     Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and the Company may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Indenture Trustee, Note Insurer and Company; and (d) shall execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Notes in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, Issuer, Note Insurer and Indenture Trustee; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Issuer, the Note Insurer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Issuer, Note Insurer, the Securities Administrator and Indenture Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by the Company, the Company shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Scheduled Principal Balance of the HELOCs at the time the master servicing of the HELOCs is transferred to the successor Master Servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE VI

Default

Section 6.01.     Master Servicer Events of Default. “Master Servicer Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Master Servicer Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

(i)           The Master Servicer fails to cause to be deposited in the Payment Account any amount so required to be deposited pursuant to this Agreement (other than a Monthly Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii)          The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Noteholders, Certificateholders or the Note Insurer, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator or to the Master Servicer and the Securities Administrator by the Holders of Notes aggregating at least 25% of the Note Principal Balance of the Notes; or

(iii)        There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)         The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(v)          The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 5.05 or 5.07; or

(vi)         The Master Servicer fails to deposit, or cause to be deposited, in the Payment Account any Monthly Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Payment Account Deposit Date.

In each and every such case, so long as such Master Servicer Event of Default with respect to the Master Servicer shall not have been remedied, either the Indenture Trustee or the Holders of Notes aggregating at least 51% of the Note Principal Balance of the Notes, by notice in writing to the Master Servicer (and to the Indenture Trustee if given by such Noteholders), with a copy to the Rating Agencies, and with the consent of the Company, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the HELOCs and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes, the HELOCs, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the HELOCs or related REO Property) shall, subject to Section 6.02, automatically and without further action pass to and be vested in the Indenture Trustee pursuant to this Section 6.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the HELOCs and related documents, or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Indenture Trustee of (i) the property and amounts which are then or should be part of the Trust Estate or which thereafter become part of the Trust Estate; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Indenture Trustee to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a HELOC or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding the foregoing, if an Event of Default described in clause (vi) of this Section 6.01 shall occur of which a Responsible Officer of the Indenture Trustee has received written notice or has actual knowledge, the Indenture Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Noteholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Indenture Trustee shall thereupon become the successor Master Servicer as provided in Section 6.02 and carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (vi) of this Section 6.01. Any such action taken by the Indenture Trustee must be prior to the distribution on the relevant Payment Date.

Section 6.02.    Indenture Trustee to Act; Appointment of Successor. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 6.01 or an Opinion of Counsel pursuant to Section 5.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Indenture Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Seller shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided further, however, that the Indenture Trustee shall have no obligation whatsoever with respect to any liability (including advances deemed recoverable and not previously made with respect to the relevant Payment Date giving rise to the Master Servicer Event of Default which shall be made by such successor Master Servicer) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, but subject to Section 5.06, the Indenture Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Indenture Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Notes will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Indenture Trustee shall be the successor and act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the HELOCs as it and such successor shall agree; provided, however, that the provisions of Section 5.06 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Master Servicer to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)          If the Indenture Trustee shall succeed to any duties of the Master Servicer respecting the HELOCs as provided herein, it shall do so in a separate capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI of the Indenture shall be inapplicable to the Indenture Trustee in its duties as the successor to the Master Servicer in the servicing of the HELOCs (although such provisions shall continue to apply to the Indenture Trustee in its capacity as Indenture Trustee); the provisions of Article V, however, shall apply to it in its capacity as successor master servicer.

Section 6.03.     Notification to Noteholders and the Note Insurer. Upon any termination or appointment of a successor to the Master Servicer, the Indenture Trustee shall give prompt written notice thereof to Noteholders and Certificateholders at their respective addresses appearing in the Note Register and to the Rating Agencies and the Note Insurer at its address appearing in the Insurance Agreement.

Section 6.04.    Waiver of Defaults. The Indenture Trustee shall transmit by mail to all Noteholders, Certificateholders and the Note Insurer, within 60 days after the occurrence of any Master Servicer Event of Default of which a Responsible Officer of the Indenture Trustee received written notice or has actual knowledge, unless such Master Servicer Event of Default shall have been cured, notice of each such Master Servicer Event of Default. The Holders of Notes aggregating at least 51% of the Note Principal Balance of the Notes may, on behalf of all Noteholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Notes, which default may only be waived by Holders of Notes aggregating 100% of the Note Principal Balance of the Notes. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Indenture Trustee shall give notice of any such waiver to the Rating Agencies and the Note Insurer.

ARTICLE VII

Miscellaneous Provisions

Section 7.01.     Amendment. (a) This Agreement may be amended from time to time by the Issuer, the Company, the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee, without notice to or the consent of any of the Noteholders, Certificateholders or the Note Insurer, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, addressed to the Indenture Trustee and Owner Trustee, adversely affect in any material respect the interests of any Noteholder, Certificateholder or the Note Insurer.

Notwithstanding the foregoing, without the consent of the Noteholders, Certificateholders or the Note Insurer, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any REMIC created pursuant to the Indenture as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any REMIC created pursuant to the Indenture pursuant to the Code that would be a claim against any such REMIC at any time prior to the final redemption of the Notes, provided that the Indenture Trustee and Owner Trustee have been provided an Opinion of Counsel addressed to the Indenture Trustee, Note Insurer, Securities Administrator and Owner Trustee, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Indenture Trustee, the Note Insurer, the Owner Trustee or the Trust Estate, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

(b)          This Agreement may also be amended from time to time by the Issuer, the Company, the Master Servicer, the Depositor, the Securities Administrator, the Indenture Trustee, with the consent of the Note Insurer and Holders of Notes aggregating at least 51% of Note Principal Balance of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on HELOCs which are required to be distributed on any Note or Certificate without the consent of the Holder of such Note or Certificate, (ii) reduce the aforesaid percentage of Notes or Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Notes or Certificates then outstanding or (iii) cause any REMIC created pursuant to the Indenture to cease to qualify as a REMIC. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 7.01(b), Notes registered in the name of or held for the benefit of the Issuer, the Depositor, the Securities Administrator, the Master Servicer, the Note Insurer or the Indenture Trustee or any Affiliate thereof shall be entitled to vote their Percentage Interests with respect to matters affecting such Notes.

(c)          Promptly after the execution of any such amendment, the Indenture Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Noteholder, Certificateholder and the Note Insurer, with a copy to the Rating Agencies.

(d)          In the case of an amendment under Subsection 7.01(b) above, it shall not be necessary for the Noteholders or Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Noteholders or Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

(e)          Prior to the execution of any amendment to this Agreement, the Indenture Trustee or Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to the Indenture Trustee, Owner Trustee and Note Insurer stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee, the Owner Trustee, the Master Servicer and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects its own respective rights, duties or immunities under this Agreement.

(f)           Any amendment affecting the rights of the Owner Trustee shall require the Owner Trustee’s written consent, which consent shall not be unreasonably withheld.

Section 7.02.    Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust Estate upon the request in writing of a Noteholder or Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Noteholder or Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Noteholders or Certificateholders or is required by law.

Section 7.03.    Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.04.     Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 383 Madison Avenue, New York, New York 10179, Attention: General Counsel, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Indenture Trustee, at the Corporate Trust Office or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Company, 383 Madison Avenue, New York, New York 10179, Attention: General Counsel, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625 Chicago, IL 60603 (Attention: Global Securities and Trust Services – SACO I Trust 2005-GP1), facsimile no.: (312) 904-1368, or such other address as may hereafter be furnished to the other parties hereto in writing; or (v) in the case of the Issuer, to SACO I Trust 2005-GP1 c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; Attention: Corporate Trust Administration, or such other address as may hereafter be furnished to the other parties hereto in writing; (vi) in the case of the Owner Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; Attention: Corporate Trust Administration; or such other address as may hereafter be furnished to the other parties hereto in writing; (vii) in the case of the Rating Agencies, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 and Fitch Inc., One State Street Plaza - 32nd Floor, New York, New York 10004, and (viii) in the case of the Note Insurer, Assured Guaranty Corp. 1325 Avenue of the Americas, New York, NY 10019; Attention: Risk Management Department (SACO I Trust 2005-GP1, Policy No. D-2005-69), with a copy to the General Counsel at the above address, and in each case in which a demand, notice or other communication to the Note Insurer refers to a Default, an Event of Default or any event with respect to which failure on the part of the Note Insurer to respond shall be deemed to constitute consent or acceptance, then such demand, notice or other communication shall be marked to indicate "URGENT MATERIAL ENCLOSED"; or such other address as may hereafter be furnished to the other parties hereto in writing. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee, the Issuer or the Owner Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Noteholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Noteholder receives such notice.

Section 7.05.   Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or Certificates or the rights of the Noteholders or Certificateholders thereof.

Section 7.06.    Successors and Assigns. The provisions of this Agreement shall be binding upon the parties hereto, the Noteholders, the Certificateholders and their respective successors and assigns. The Indenture Trustee shall have the right to exercise all rights of the Issuer under this Agreement.

Section 7.07.     Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 7.08.   Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

Section 7.09.   Notice to Rating Agencies and the Note Insurer. The Securities Administrator shall promptly provide notice to each Rating Agency and the Note Insurer with respect to each of the following of which a Responsible Officer of the Indenture Trustee has actual knowledge or written notice:

a)	Any material change or amendment to this Agreement;

b)            The occurrence of any Master Servicer Event of Default that has not been cured;

c)            The resignation or termination of the Master Servicer, the Indenture Trustee, the Owner Trustee or the Securities Administrator; and

d)            Any change in the location of the Master Servicer Collection Account.

Section 7.10.    Termination. The respective obligations and responsibilities of the parties hereto created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof and, if applicable, the optional redemption of the Notes pursuant to Section 8.06 thereof. In the event that this Agreement is terminated by reason of the payment or liquidation of all HELOCs or the disposition of all property acquired with respect to all HELOCs under this Section, the Master Servicer shall deliver to the Securities Administrator for deposit in the Payment Account all distributable amounts remaining in the Master Servicer Collection Account. Upon the presentation and surrender of the Notes and Certificates, the Securities Administrator shall distribute to the remaining Noteholders, Certificateholders and the Note Insurer, in accordance with their respective interests, all distributable amounts remaining in the Payment Account. Upon deposit by the Master Servicer of such distributable amounts, and following such final Payment Date, the Indenture Trustee shall, or shall cause the Custodian to, release promptly to the Issuer or its designee the Mortgage Files for the remaining HELOCs, and the Master Servicer Collection Account and the Payment Account shall terminate, subject to the Securities Administrator’s obligation to hold any amounts payable to the Noteholders in trust without interest pending final distributions pursuant to the Indenture.

Section 7.11.     No Petition. Each party to this Agreement (and with respect to LaSalle Bank, solely in its capacities as Master Servicer and Securities Administrator and not in its individual or corporate capacity) by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer. This section shall survive the termination of this Agreement by one year.

Section 7.12.     No Recourse. The Master Servicer acknowledges that no recourse may be had against the Issuer, except as may be expressly set forth in this Agreement.

Section 7.13.     Additional Terms Regarding Indenture. The Indenture Trustee shall have only such duties and obligations under this Agreement as are expressly set forth herein, and no implied duties on its part shall be read into this Agreement. In entering into and acting under this Agreement, the Indenture Trustee shall be entitled to all of the rights, immunities, indemnities and other protections set forth in Article VI of the Indenture.

Section 7.14.     Third Party Beneficiary. The parties hereto agree that the Owner Trustee is a third party beneficiary to this Agreement.

Section 7.15.     Limitation of Liability. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by the Owner Trustee, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other related documents.

Section 7.16.       Benefit of Agreement. The Note Insurer and any successor and assign shall be a third-party beneficiary to the provisions of this Agreement. To the extent that this Agreement confers upon or gives or grants to the Note Insurer any right, remedy or claim under or by reason of this Agreement, the Note Insurer may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Securityholders and the Note Insurer, any benefit or any legal or equitable right, remedy or claim under this Agreement.

IN WITNESS WHEREOF, the Depositor, the Issuer, the Company, the Indenture Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor

By: /s/ Baron Silverstein_
Name: Baron Silverstein
Title: Vice President

SACO I TRUST 2005-GP1, as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By: /s/ Patricia A. Evans_
Name: Patricia A. Evans
Title: Vice President

CITIBANK, N.A., as Indenture Trustee

By: /s/ John Hannon
Name: John Hannon
Title: Assistant Vice President

EMC MORTGAGE CORPORATION, as Seller and Company

By: /s/ Dana Dillard
Name: Dana Dillard
Title: Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Master Servicer

By: /s/ Sandra L. Brooks
Name: Sandra L. Brooks
Title: First Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Securities Administrator

By: /s/ Sandra L Abbott
Name: Sandra L. Abbott
Title: Assistant Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 9th day of September, 2005 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Bear Stearns Asset Backed Securities I LLC, the limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________________
Notary Public

[Notarial Seal]

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF _____________	)

On the 9th day of September, 2005 before me, a notary public in and for said State, personally appeared _____________________, known to me to be a _____________________ of Wilmington Trust Company, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________________
Notary Public

[Notarial Seal]

STATE OF ___________	)
	)	ss.:
COUNTY OF ___________	)

On the 9th day of September, 2005 before me, a notary public in and for said State, personally appeared [____________], known to me to be a Vice President of Citibank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________________
Notary Public

[Notarial Seal]

STATE OF __________	)
	)	ss.:
COUNTY OF ___________	)

On the 9th day of September, 2005 before me, a notary public in and for said State, personally appeared [____________], known to me to be a Vice President of LaSalle Bank National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________________
Notary Public

[Notorial Seal]

STATE OF ____________	)
	)	ss.:
COUNTY OF _____________	)

On the 9th day of September, 2005 before me, a notary public in and for said State, personally appeared _______________ known to me to be a Vice President of LaSalle Bank National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________________
Notary Public

[Notarial Seal]

STATE OF ____________	)
	)	ss.:
COUNTY OF _______________	)

On the 9th day of September, 2005 before me, a notary public in and for said State, personally appeared _______________, known to me to be an ___________________ of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________________
Notary Public

[Notarial Seal]

EXHIBIT A

MORTGAGE LOAN SCHEDULE

[PROVIDED UPON REQUEST]

EXHIBIT B

REQUEST FOR RELEASE OF DOCUMENTS

To:	Citibank, N.A. (the “Indenture Trustee”) 388 Greenwich Street, 14th Floor New York, New York 10013

LaSalle Bank National Association (the “Custodian”) 2571 Busse Rd, Suite 200 Elk Grove Village, Illinois 60007
RE:

Custodial Agreement, dated as of September 9, 2005, by and among Citibank, N.A., LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation relating to SACO I Trust 2005-GP1, Mortgage Pass-Through Certificates, Series 2005-GP1

In connection with the administration of the HELOCs held by the Custodian for the benefit of the Indenture Trustee pursuant to the above-captioned Sale and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the HELOC described below, for the reason indicated.

This release will not invalidate any insurance coverage provided in respect of the HELOC under any of the Insurance Policies.

Mortgagor Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one):

____	1.	Mortgage Paid in Full and proceeds have been deposited into the Master Servicer Collection Account

____	2.	HELOC in foreclosure

____	3.	Repurchase. (The [Master Servicer] [Securities Administrator] hereby certifies that the repurchase price has been credited to _________________________.)

____	4.	Other (explain):

By:
(authorized signer)

Issuer:_____________________________
Address:___________________________
Date:______________________________

a)

EXHIBIT C-1

GMACM SERVICING AGREEMENT

[Provided Upon Request]

EXHIBIT E

FORM MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of September 9, 2005, as amended and supplemented by any and all amendments hereto (collectively, “this Agreement”), by and among EMC MORTGAGE CORPORATION, a Delaware corporation (a “Mortgage Loan Seller”) and BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain first and junior lien home equity lines of credit (the “HELOCs”) as described herein. The Purchaser has established SACO I Trust 2005-GP1, a Delaware statutory trust (the “Issuer”) pursuant to a Short Form Trust Agreement, dated as of August 29, 2005, as amended and restated on September 9, 2005 (the “Trust Agreement”), among the Purchaser, Wilmington Trust Company (the “Owner Trustee”) and LaSalle Bank National Association (“LaSalle Bank” in such capacity, “Securities Administrator”). The Purchaser intends to sell the HELOCs to the Issuer pursuant to a Sale and Servicing Agreement, dated as of September 9, 2005 (the “Sale and Servicing Agreement”) among the Purchaser, as Depositor, the Issuer, the Mortgage Loan Seller, Citibank, N.A., as indenture trustee (the “Indenture Trustee”) and the LaSalle Bank as Securities Administrator and as master servicer (in such capacity, the “Master Servicer”). The Issuer, pursuant to an Indenture, dated as of September 9, 2005 (the “Indenture”) among the Issuer, the Indenture Trustee and the Securities Administrator intends to pledge the HELOCs to the Indenture Trustee and, issue and transfer to the Purchaser the SACO I Trust 2005-GP1, Mortgage-Backed Notes, Series 2005-GP1 and the Certificates issued pursuant to the Trust Agreement (the “Certificates”). Certain Certificates will be transferred by the Purchaser to the Mortgage Loan Seller as partial consideration for the sale of the HELOCs. The Master Servicer will master service the HELOCs on behalf of the Issuer pursuant to the Sale and Servicing Agreement. The servicing of the HELOCs will be provided by GMAC Mortgage Corporation pursuant to its servicing agreement as specified in Appendix A to the Indenture which will be assigned to the Issuer on the Closing Date pursuant to the related Assignment Agreement. The representations and warranties made by the related Underlying Seller and the remedies for breach thereof will be assigned to the Issuer on the Closing Date pursuant to, and to the extent provided in the related Assignment Agreement.

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-125422) relating to its Mortgage-Backed Notes and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Notes by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Prospectus Supplement” shall mean that supplement, dated August 31, 2005, to the Prospectus, dated June 24, 2005, relating to certain classes of the Notes.

With respect to the Public Offering of certain classes of the Notes, Bear, Stearns & Co. Inc. (“Bear Stearns”) and the Purchaser have entered into a terms agreement, dated as of August 31, 2005, to an underwriting agreement, dated August 31, 2005 (together, the “Underwriting Agreement”) between Bear Stearns and the Purchaser.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Section 1.          Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Sale and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: With respect to EMC and the sale of the HELOCs, cash in an amount equal to $ * (plus $ * in accrued interest) and the retained certificates.

Bear Stearns: Bear, Stearns & Co. Inc.

Closing Date: September 9, 2005.

Custodial Agreement: Any of the LaSalle Custodial Agreement.

Cut-off Date: August 23, 2005.

Cut-off Date Balance: Shall mean $345,978,146.90 with respect to the HELOC Loans.

Deleted Mortgage Loan: A HELOC replaced or to be replaced by a Substitute Mortgage Loan.

Due Date: As to any HELOC, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

EMC: EMC Mortgage Corporation.

HELOCs: The home equity lines of credit identified as such on the Mortgage Loan Schedule for which EMC is the Seller.

Fitch: Fitch Inc., or its successors in interest.

LaSalle Bank: LaSalle Bank National Association, or its successors in interest.

Custodial Agreement: The custodial agreement, dated as September 9, 2005, among the Depositor, the Seller, the Master Servicer, the Indenture Trustee and LaSalle Bank National Association as Custodian relating to the HELOCs identified in such custodial agreement.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust or other instrument creating a first or junior lien on an interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular HELOC and any additional documents required to be added to such documents pursuant to this Agreement.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated herein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Mortgage Rate: As to each HELOC, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Indenture Trustee Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if any.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Indenture Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price: With respect to any HELOC required to be purchased by the Mortgage Loan Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such HELOC as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related HELOC at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Interest Rate through and including the last day of the month of purchase and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such HELOC of any anti-predatory lending laws.

Rating Agency: Each of Moody’s, Fitch and Standard & Poor’s.

Substitute Mortgage Loan: A HELOC substituted for a Deleted Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Sale and Servicing Agreement; upon such substitution, such HELOC shall be a “HELOC” hereunder.

Securities Act: The Securities Act of 1933, as amended.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Value: The value of the Mortgaged Property at the time of origination of the related HELOC, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the HELOC or (ii) the sales price of such property at the time of origination.

Section 2.	Purchase and Sale of the HELOCs and Related Rights.

(a)          Upon satisfaction of the conditions set forth in Section 11 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase the HELOCs sold by such Mortgage Loan Seller having an aggregate outstanding principal balance as of the Cut-off Date equal to the aggregate Cut-off Date Balances of the HELOC Loans (including all additional balances resulting from Draws made pursuant to the related HELOC Loan prior to the termination of the Trust; provided however, that the Purchaser does not assume any obligation under any HELOC Loan to fund any such future Draws, and the Purchaser will not be obligated or permitted to fund such future Draws).

(b)          The closing for the purchase and sale of the HELOCs and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York, or such other place as the parties shall agree.

(c)          Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the cash portion of the Acquisition Price for the HELOCs sold by the Mortgage Loan Seller in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller and shall deliver the Certificates to the Mortgage Loan Seller or its designee.

Section 3.          Mortgage Loan Schedules. The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a preliminary listing of the HELOCs (the “Preliminary Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the HELOCs being sold by the Mortgage Loan Seller. If there are changes to the Preliminary Mortgage Loan Schedule, the Mortgage Loan Seller shall provide to the Purchaser as of the Closing Date a final schedule (the “Final Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the HELOCs being sold by the Mortgage Loan Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser (the “Amendment”). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

Section 4.         HELOC Transfer. (a)The Purchaser will be entitled to all scheduled payments of principal and interest on the HELOCs due after the Cut-off Date (regardless of when actually collected) and all payments thereof. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the HELOCs sold by it to the Purchaser due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof. Such principal amounts and any interest thereon belonging to the related Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the HELOCs as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

(b)          Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Sale and Servicing Agreement, the Purchaser will sell, assign and transfer on the Closing Date all of its right, title and interest in and to the HELOCs to the Issuer and, pursuant to the Indenture, the Issuer will assign all of its right, title and interest to the HELOCs to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer, to secure the Notes issued pursuant to the Indenture. In connection with such transfers and assignments of the HELOCs, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Indenture Trustee, or the Custodian on its behalf, by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (i) in lieu of the original Security Instrument (including the Mortgage), assignments to the Indenture Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instruments required to be included thereon, be delivered to recording offices for recording and have not been returned to the Mortgage Loan Seller in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” (ii) in lieu of the Security Instrument, assignments to the Indenture Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Mortgage Loan Seller to such effect) the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; (iii) in lieu of the Mortgage Notes relating to the HELOCs, each identified in the list delivered by the Purchaser to the Indenture Trustee on the Closing Date and attached hereto as Exhibit 5, the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and (iv) the Mortgage Loan Seller shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related Underlying Seller and the Mortgage Loan Seller, between the Mortgage Loan Seller and the Depositor, between the Depositor and the Issuer and between the Issuer and the Indenture Trustee; and provided further, however, that in the case of HELOCs which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Indenture Trustee and the Custodian a certification by the Mortgage Loan Seller or the Master Servicer to such effect and shall deposit all amounts paid in respect of such HELOCs in the Master Servicer Collection Account on the Closing Date. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Indenture Trustee promptly after they are received. The Mortgage Loan Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Security Instrument to be recorded not later than 180 days after the Closing Date, unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)          In connection with the assignment of any HELOC registered on the MERS® System, the Mortgage Loan Seller further agrees that it will cause, at the Mortgage Loan Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such HELOCs have been assigned by the Mortgage Loan Seller to the Purchaser, by the Purchaser to the Issuer and by the Issuer to the Indenture Trustee in accordance with this Agreement for the benefit of the Noteholders by including (or deleting, in the case of HELOCs which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Indenture Trustee and (b) the code in the field “Pool Field” which identifies the series of the Notes issued in connection with such HELOCs. The Mortgage Loan Seller further agrees that it will not, and will not permit the Servicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any HELOC during the term of the Indenture unless and until such HELOC is repurchased in accordance with the terms of the Sale and Servicing Agreement.

(d)          The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the HELOCs will ultimately be assigned to Citibank, N.A., as Indenture Trustee for the benefit of the Noteholders, on the date hereof.

Section 5.           Examination of Mortgage Files. (a)On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the related Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Indenture Trustee or such Mortgage Loan Seller and/or such Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the related Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the related Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm such Mortgage Loan Seller’s compliance with the delivery and recordation requirements of this Agreement and the Sale and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the HELOCs and their servicing, to make the related Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the related Mortgage Loan Seller and/or such Mortgage Loan Seller’s custodian) and to make available personnel knowledgeable about the related HELOCs for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)          Pursuant to the Custodial Agreement, on the Closing Date the Custodian, on behalf of the Indenture Trustee, for the benefit of the Noteholders, will acknowledge receipt of each HELOC, by delivery to the Mortgage Loan Seller, the Purchaser and the Issuer of an initial certification in the form attached as Exhibit One to the Custodial Agreement.

(c)          Pursuant to the Custodial Agreement and in accordance with the provisions of Section 2.02 of the Sale and Servicing Agreement, within 90 days of the Closing Date, the Indenture Trustee will review or shall cause the Custodian to review items of the

Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller, the Purchaser and the Indenture Trustee an interim certification substantially in the form of Exhibit Two to the Custodial Agreement to the effect that all such documents have been executed and received and that such documents relate to the HELOCs identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(d)          The Indenture Trustee or the Custodian on its behalf will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Mortgage Loan Seller, the Note Insurer and the Master Servicer, and if reviewed by the Custodian, the Indenture Trustee, a final certification substantially in the form of Exhibit 3 to the Custodial Agreement. If the Indenture Trustee or the related Custodian on its behalf is unable to deliver a final certification with respect to the items listed in Exhibit 1 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the HELOCs identified in the Final Mortgage Loan Schedule (a “Material Defect”), the Indenture Trustee or the Custodian on its behalf shall notify the Seller, the Note Insurer and the Indenture Trustee in writing of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Indenture Trustee, the Depositor or the Master Servicer of the Material Defect and if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Noteholders or the Note Insurer in the related HELOC, the Mortgage Loan Seller will, in accordance with the terms of the Sale and Servicing Agreement, within 90 days of the date of notice, provide the Indenture Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related HELOC at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such HELOC if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Mortgage Loan Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Indenture Trustee shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

(e)          At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Sale and Servicing Agreement. At the time of any purchase or substitution, the Indenture

Trustee in accordance with the terms of the Sale and Servicing Agreement shall (i) assign to the Mortgage Loan Seller and cause the Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Custodian relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such Deleted Mortgage Loan.

Section 6.          Recordation of Assignments of Mortgage. (a)The Mortgage Loan Seller shall cause each assignment of the Security Instrument from the Mortgage Loan Seller to the Indenture Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided to the Indenture Trustee (with a copy to the Custodian) which states that the recordation of such assignments is not necessary to protect the interests of the Noteholders and the Note Insurer in the related HELOCs or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage, as the Mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns; provided, however, notwithstanding the delivery of any such Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Issuer or the Indenture Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Notes aggregating at least 25% of the Note Principal Balance of the Notes, (ii) the occurrence of a Master Servicer Event of Default or an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller and, (iv) the occurrence of a servicing transfer as described in Section 6.02 of the Sale and Servicing Agreement.

While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Indenture Trustee a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Indenture Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each HELOC delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related HELOC is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Indenture Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller.

(b)          It is the express intent of the parties hereto that the conveyance of the HELOCs by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the HELOCs by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the HELOCs are held by a court to continue to be property of the Mortgage Loan Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the HELOCs provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller’s right, title and interest in and to the HELOCs and all amounts payable to the holders of the HELOCs in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such HELOCs and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Indenture or the Sale and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser, the Issuer or the Indenture Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Sale and Servicing Agreement and any subsequent assignment pursuant to the Indenture shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the HELOCs, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Indenture.

Section 7.         Representations and Warranties of the Mortgage Loan Seller Concerning the HELOCs. The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Closing Date, or such other date as may be specified below with respect to each HELOC being sold by it, that:

(a)          The information set forth in the Mortgage Loan Schedule on the Closing Date is complete, true and correct.

(b)          Each HELOC is a revolving home equity loan. Each Mortgage Note provides for (a) Monthly Payments which are at least equal to accrued interest during such Accrual Period and (b) at the maturity of the related HELOC, payment in full of the principal balance of such Mortgage Note.

(c)	The Mortgage Note bears a variable Mortgage rate.

(d)          No HELOC had a Combined Loan to Value Ratio at the time of origination of more than 100%.

(e)          As of the Closing Date, the Mortgage Loan Seller has not received a notice of default of a senior lien which has not been cured.

(f)           All payments required to be made prior to the Cut-off Date with respect to each HELOC have been made and no HELOC is delinquent thirty one or more days; and the related Mortgage Loan Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required under any HELOC.

(g)          [The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling or a high-rise dwelling, or an individual residential condominium unit in a low-rise condominium project or a cooperative dwelling, or an individual unit in a planned unit development and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home.]

(h)          If any of the HELOCs are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such HELOC.

(i)           Except with respect to taxes, insurance and other amounts previously advanced by a prior servicer with respect to any HELOC, there are no delinquent taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property.

(j)           With respect to the HELOCs, the Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a HELOC are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the HELOC and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, gross negligence or similar occurrence with respect to a HELOC has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the HELOC.

(k)          The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the HELOCs are in the Mortgage File and have been or will be recorded, if necessary to protect the interests of the Indenture Trustee, and which have been or will be delivered to the Indenture Trustee, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. [No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the HELOCs is part of the Mortgage File.]

(l)           The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto.

(m)         [All buildings upon, or comprising part of, the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the originator, its successors and assigns as mortgagee and the related Mortgage Loan Seller has received no notice that all premiums thereon have not been paid. If upon origination of the HELOC, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), which require under applicable law that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) be obtained, such flood insurance policy is in effect which policy is with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the Stated Principal Balance of the related HELOC, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor’s cost and expense and, on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to obtain reimbursement therefor from the Mortgagor.]

(n)          Each loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable anti-predatory lending laws.

(o)          The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(p)          The Mortgage is a valid, existing and enforceable junior lien on the Mortgaged Property, including all improvements on the Mortgaged Property, if any, subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2)

covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the HELOC and which do not adversely affect the Appraised Value of the Mortgaged Property and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage. The Mortgage Loan Seller has full right to sell and assign the Mortgage to the Purchaser.

(q)          The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or general principles of equity.

(r)           All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the HELOC transaction and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

(s)          The proceeds of the HELOC have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the HELOC and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(t)           Immediately prior to the conveyance of the HELOCs by the related Mortgage Loan Seller to the Purchaser hereunder, such Mortgage Loan Seller was the sole owner and holder of the HELOC; the related Originator or such Mortgage Loan Seller was the custodian of the related escrow account, if applicable; the HELOC had neither been assigned nor pledged, and such Mortgage Loan Seller had good and marketable title thereto, and had full right to transfer and sell the HELOC and the related servicing rights to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the HELOC and the related servicing rights, subject to the applicable servicing agreement, to the Purchaser pursuant to the terms of this Agreement.

(u)          All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, qualified to do business in such state, a federal savings and loan association or national bank having principal offices in such state or not deemed to be doing business in such state under applicable law.

(v)          [The HELOC is covered by an ALTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any

successor thereto, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (i) above) the related Mortgage Loan Seller (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the HELOC. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. With respect to each HELOC, the related Mortgage Loan Seller (as assignee) is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the related Mortgage Loan Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.]

(w)         Except as provided in clause (b), immediately prior to the Cut-off Date, there was no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and there was no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the related Mortgage Loan Seller has not waived any default, breach, violation or event of acceleration.

(x)          There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to or equal with, the lien of the related Mortgage.

(y)          At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the HELOC and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

(z)          The origination, servicing and collection practices with respect to each Mortgage Note and Mortgage including, the establishment, maintenance and servicing of the escrow accounts and escrow payments, if any, since origination, have been conducted in all respects in accordance with the terms of Mortgage Note and in compliance with all applicable laws and regulations and, unless otherwise required by law or Fannie Mae/Freddie Mac standards, in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business. With respect to the escrow accounts and escrow payments, if any, and a HELOC all such payments are in the possession or under the control of the related Mortgage Loan Seller (including pursuant to a Subservicing Agreement) and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

(aa)        The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof.

(bb)        The Mortgage contains customary and enforceable provisions to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by indenture trustee’s sale, and (2) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a indenture trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Mortgage Loan Seller and the Mortgage Loan Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act.

(cc)        The Mortgage Note is not and has not been secured by any collateral except the lien of the applicable Mortgage.

(dd)        In the event the Mortgage constitutes a deed of trust, a indenture trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the indenture trustee under the deed of trust, except in connection with a indenture trustee’s sale after default by the Mortgagor.

(ee)        The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the HELOC.

(ff)         No HELOC was made in connection with the construction or rehabilitation of a Mortgaged Property.

(gg)        The Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

(hh)        The assignment of Mortgage with respect to a HELOC is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(ii)          The Mortgaged Property consists of a single parcel of real property with or without a detached single family residence erected thereon, or an individual condominium unit, a 2-4 family dwelling or an individual unit in a planned unit development as defined by Fannie Mae, or a townhouse, each structure of which is permanently affixed to the Mortgaged Property, and is legally classified as real estate.

(jj)          Each HELOC at the time of origination was underwritten in general in accordance with guidelines not inconsistent with the guidelines set forth in the Prospectus Supplement and generally accepted credit underwriting guidelines.

(kk)        No error, omission, misrepresentation, fraud or similar occurrence with respect to a HELOC has taken place on the part of either Mortgage Loan Seller or the related Originator.

(ll)          None of the HELOCs are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or (b) classified and/or defined as a “high cost home loan” (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) under any federal, state, or local law, including, but not limited to, the States of Georgia or North Carolina.

(mm)     None of the HELOCs originated on or after October 1, 2002 and before March 7, 2003 was secured by property located in the State of Georgia.

(nn)        None of the HELOCs contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the Mortgage Loan Seller, the mortgagor, or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. None of the HELOCs is a graduated payment mortgage loan and no HELOC has a shared appreciation or other contingent interest feature.

(oo)        Each HELOC that contains a provision for the assumption substitution of liability, pursuant to which the original mortgagor is released from liability and another person is substituted as the mortgagor and becomes liable under the Mortgage Note, shall be effective only if such person satisfies the then current underwriting practices and procedures of prudent mortgage lenders in a state in which the mortgaged property is located.

(pp)        The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.

(qq)        Each Mortgage is a valid and enforceable junior lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related HELOC or referred to in the lender’s title insurance policy delivered to the originator of the related HELOC and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage Appraisal Form 1004 or Form 2055 with an interior inspection for first lien HELOCs has been obtained. Form 704, 2065 or 2055 with an exterior only inspection for junior lien HELOCs has been obtained.

(rr)         None of the HELOCs that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act.

(ss)         Each Prepayment Charge is enforceable and was originated in compliance with all applicable federal, state and local laws.

(tt)          With respect to any HELOC that contains a provision permitting imposition of a premium upon a prepayment prior to maturity, the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law.

(uu)        No HELOC is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6c Revised, Appendix E attached hereto as Exhibit 6).

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a HELOC, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Substitute Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser, the Issuer, the Note Insurer or the Indenture Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Issuer, the Note Insurer, the Noteholders or the Indenture Trustee in any of the HELOCs delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected HELOC at the applicable Purchase Price, or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such HELOC ; provided that, (A) in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (a) of this Section 7, if such breach is material and relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of the representation contained in clause (kk) of this Section 7, then, in each case, in lieu of purchasing such HELOC from the Trust Estate at the Purchase Price, the Mortgage Loan Seller shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Estate in respect of such Prepayment Charge) from its own funds and without reimbursement therefor, and the Mortgage Loan Seller shall have no obligation to repurchase or substitute for such HELOC. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the Purchaser’s, the Indenture Trustee’s, the Note Insuer’s and the Noteholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the HELOCs, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 14 hereof.

Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any HELOC upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage

Loan Seller to cure such breach, purchase such HELOC or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

Section 8.          Representations and Warranties Concerning the Mortgage Loan Seller. (a)As of the date hereof and as of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(b)          The Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s business as presently conducted or on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(c)          the Mortgage Loan Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(d)          the execution and delivery by the Mortgage Loan Seller of this Agreement has been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(e)          the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(f)           this Agreement has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser or the parties thereto, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(g)          there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court,

administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller could reasonably be expected to be determined adversely to the Mortgage Loan Seller and if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller’s ability to perform its obligations under this Agreement; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(h)          the Mortgage Loan Seller’s Information (as defined in Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 9.          Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

(a)          the Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)          the Purchaser has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)          the execution and delivery by the Purchaser of this Agreement has been duly authorized by all necessary action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby or thereby;

(d)          the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby or thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)          this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Sellers, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)           there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser could reasonably be expected to be determined adversely to the Purchaser and if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)          the Purchaser’s Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 10.        Conditions to Closing. (a)The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)          Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or the Sale and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

(2)          The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(1)          If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(2)          If required pursuant to Section 3 hereof, the Final Mortgage Loan Schedule containing the information set forth on Exhibit 2 hereto, one copy to be attached to each counterpart of the Amendment;

(3)          The Trust Agreement, in form and substance reasonably satisfactory to the Purchaser, and all documents required thereby duly executed by all signatories;

(4)          The Sale and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, Issuer, Indenture Trustee, Securities Administrator and the Purchaser, and all documents required thereby duly executed by all signatories;

(5)          The Indenture, in form and substance reasonably satisfactory to the Indenture Trustee, Securities Administrator, the Issuer and the Purchaser, and all documents required thereby duly executed by all signatories;

(6)          A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement, together with copies of the charter and by-laws of the Mortgage Loan Seller;

(7)          One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Issuer, the Note Insurer, the Indenture Trustee and each Rating Agency;

(8)          A letter from each of the Rating Agencies giving each Class of Notes set forth on Schedule A the rating set forth on Schedule A; and

(9)          Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Notes.

(b)          The Notes to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement shall have been issued and sold to Bear Stearns.

(c)          The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

(ii)          The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)          The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(b)          The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the

Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

(1)          If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(2)          The Trust Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

(3)          The Sale and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, Issuer, the Note Insurer, Indenture Trustee, Securities Administrator and the Purchaser, and all documents required thereby duly executed by all signatories;

(4)          The Indenture, in form and substance reasonably satisfactory to the Indenture Trustee, the Note Insurer, Securities Administrator, the Issuer and the Purchaser, and all documents required thereby duly executed by all signatories;

(5)          A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Sale and Servicing Agreement, together with copies of the Purchaser’s articles of incorporation, and evidence as to the good standing of the Purchaser dated as of a recent date;

(6)          One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller; and

(7)          Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Notes;

Section 11.        Fees and Expenses. Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller’s attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Notes and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Indenture Trustee which shall include without limitation the fees and expenses of the Indenture Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Notes and related agreements, (B) attendance at the Closing and (C) review of the HELOCs to be performed by the Custodian, (vi) the expenses for printing or otherwise reproducing the Notes, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Indenture Trustee) from the Mortgage Loan Seller to the Indenture Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the HELOCs and by Bear Stearns in connection with the sale of the Notes. The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

Section 12.        Accountants’ Letters. (a)Deloitte & Touche LLP will review the characteristics of a sample of the HELOCs described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the HELOCs contained in the Prospectus Supplement under the captions “Summary—HELOCs” and “The Mortgage Pool” and in Schedule A thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(b)          To the extent statistical information with respect to the Master Servicer’s or a Servicer’s servicing portfolio is included in the Prospectus Supplement under the caption “Master Servicing and Servicing of HELOCs—Delinquency and Foreclosure Experience of GMACM,” a letter from the certified public accountant for the Master Servicer and such Servicer will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

Section 13.	Indemnification.

(a)          The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Mortgage Loan Seller’s Information as identified in Exhibit 3, or the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Mortgage Loan Seller and in which additional Mortgage Loan Seller’s Information is identified), in reliance upon and in conformity with Mortgage Loan Seller’s Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty assigned or made by the Mortgage Loan Seller in Section 7 or Section 8 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Mortgage Loan Seller to perform its obligations under this Agreement; and the Mortgage Loan Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

The foregoing indemnity agreement is in addition to any liability which the Mortgage Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

(b)          The Purchaser shall indemnify and hold harmless the Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, or the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with the Purchaser’s Information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Purchaser in Section 9 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse the Mortgage Loan Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller, or any other such indemnified party.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 14 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(d)          If the indemnification provided for in paragraphs (a) and (b) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 13, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the HELOCs, the offering of the Notes and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

(e)          The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

Section 14.        Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to EMC Mortgage Corporation, 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038, (Telecopy: (972 -444-2880)); notices to the Purchaser shall be directed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, (Telecopy # (212) 272-2619), Attention: Chief Counsel; and notices to the Note Insurer shall be directed to 1325 Avenue of the Americas, New York, NY 10019 (Telecopy # [____________]), Attention: Risk Management Department (Policy No. D-2005-69) or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

Section 15.        Transfer of HELOCs. The Purchaser retains the right to assign the HELOCs and any or all of its interest under this Agreement to the Issuer, with the understanding that the Issuer will then assign such rights to the Indenture Trustee pursuant to the Indenture, without the consent of the Mortgage Loan Seller, and, upon such assignment, the Indenture Trustee, as the ultimate assignee, shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Issuer or the Indenture Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

Section 16.        Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 11(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 11(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

Section 17.        Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the HELOCs to the Purchaser (and by the Purchaser to the Indenture Trustee). Subsequent to the delivery of the HELOCs to the Purchaser, each of the Mortgage Loan Seller’s representations and warranties contained herein with respect to the HELOCs shall be deemed to relate to the HELOCs actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Substitute Mortgage Loan and not to those HELOCs deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

Section 18.        Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

Section 19.        Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

Section 20.        Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

Section 21.     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 22.       Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

Section 23.        Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 14 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller’s representations and warranties respecting the HELOCs) to the Indenture Trustee. Any person into which any Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving such Mortgage Loan Seller), any person resulting from a change in form of such Mortgage Loan Seller or any person succeeding to the business of such Mortgage Loan Seller, shall be considered the “successor” of such Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

Section 24.        The Mortgage Loan Seller. The Mortgage Loan Seller will keep in full force and effect its existence, all rights and franchises as a corporation under the laws of the State of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

Section 25.        Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Section 26.       No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

Section 27.        Benefit of Agreement. The Note Insurer and any successor and assign shall be a third-party beneficiary to the provisions of this Agreement. To the extent that this Agreement confers upon or gives or grants to the Note Insurer any right, remedy or claim under or by reason of this Agreement, the Note Insurer may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and the Note Insurer, any benefit of any legal or equitable right, remedy or claim under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION
By:______________________________________
Name:
Title:

BEAR STEARNS ASSET BACKED SECURITIES LLC
By: _____________________________________
Name:
Title:

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each HELOC, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

(i)           The original Mortgage Note, including any riders thereto, endorsed without recourse to the order of Citibank, N.A., as Indenture Trustee for Noteholders of SACO I Trust 2005-GP1, Mortgage-Backed Notes, Series 2005-GP1,” showing to the extent available to the related Mortgage Loan Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Indenture Trustee.

(ii)          The original Mortgage and if the related HELOC is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

(iii)        unless the HELOC is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Indenture Trustee of the Mortgage with respect to each HELOC in the name of “Citibank, N.A., as Indenture Trustee for Noteholders of SACO I Trust 2005-GP1, Mortgage-Backed Notes, Series 2005-GP1,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form);

(iv)         an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the related Mortgage Loan Seller, with evidence of recording thereon;

(v)          the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

(vi)         originals or copies of all available assumption, modification or substitution agreements, if any.

Provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage,

assignment thereof to the Indenture Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Purchaser may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” and (y) in lieu of the Mortgage Notes relating to the HELOCs identified in the list set forth in Exhibit [A] to the Sale and Servicing Agreement, the Purchaser may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of HELOCs which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Purchaser, in lieu of delivering the above documents, may deliver to the Indenture Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such HELOCs, in the Protected Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Purchaser shall deliver such documents to the Indenture Trustee or its related Custodian promptly after they are received. The Mortgage Loan Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Indenture Trustee to be submitted for recording promptly after the Closing Date; provided that the Mortgage Loan Seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Indenture Trustee delivered by the Mortgage Loan Seller to the Indenture Trustee, and the Rating Agencies, the recordation of such assignment is not necessary to protect the Indenture Trustee’s interest in the related HELOC or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns. In the event that the Mortgage Loan Seller, the Purchaser or the Master Servicer gives written notice to the Indenture Trustee that a court has recharacterized the sale of the HELOCs as a financing, the Mortgage Loan Seller shall submit or cause to be submitted for recording as specified above or, should the Mortgage Loan Seller fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Mortgage Loan Seller or the Master Servicer as a result of such Person having completed a Request for Release, the related Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each HELOC:

a)	the HELOC identifying number;
b)	the current mortgage rate;
c)	the Master Servicing Fee;
d)	the Indenture Trustee Fee;
e)	the lender paid primary mortgage insurance fee, if any;
f)	the current net mortgage rate;
g)	the stated maturity date;
h)	the original principal balance;
i)	the current principal balance;
j)	the stated original term to maturity;
k)	the stated remaining term to maturity;
l)	the property type;
m)	the MIN with respect to each MOM Loan;
n)	a code indicating whether the HELOC is an HELOC; and
o)	the Custodian.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the HELOCs.

EXHIBIT 3

MORTGAGE LOAN SELLERS’ INFORMATION

All information in the Prospectus Supplement described under the following Sections: “The Mortgage Pool” and “Appendix A–Mortgage Pool Information.”

EXHIBIT 4

PURCHASER’S INFORMATION

All information in the Prospectus Supplement, except the Mortgage Loan Seller’s Information.

EXHIBIT 5

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 6

Appendix E

REVISED August 1, 2005

APPENDIX E - STANDARD & POOR'S PREDATORY LENDING CATEGORIES

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan

Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq.	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective October 1, 2002 – March 6, 2003
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq.	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective March 22, 2001 and amended from time to time
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

STANDARD & POOR'S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security	Home Loan

STANDARD & POOR'S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Offered Certificates

Class	S&P/Moody’s/Fitch
A-1	AAA/Aaa/AAA
A-2	AAA/Aaa/AAA
M-1	AAA-/Aa1/AAA
M-2	BBB-/Baa3/BBB
B-1	BB+/Ba1/BBB-
B-2	BB/Ba2/BB+
B-3	BB-/--/BB
B-4	B+/--/B+

None of the above ratings has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

Non-Offered Certificates

Class	Moody’s/Fitch
S	Not Rated
E	Not Rated
R	Not Rated

SCHEDULE B

MORTGAGE LOAN SCHEDULE

[Provided upon request]